EXHIBIT 25(2)(h)

                             DISTRIBUTION AGREEMENT

      AGREEMENT made as of ____________, 2005 between MULTI-STRATEGY HEDGE ADVANTAGE, a Delaware statutory trust (the "Fund"), and FAM DISTRIBUTORS, INC., a Delaware corporation (the "Distributor").

                                   WITNESSETH:

      WHEREAS, the Fund is registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"), as a closed-end, non-diversified management investment company;

      WHEREAS, the Fund is authorized to issue shares of beneficial interest of the Fund ("Shares") pursuant to the Fund's registration statement on Form N-2, as it may be amended or supplemented from time to time (the "Registration Statement");

      WHEREAS, the Distributor is a securities firm engaged in the business of selling shares of investment companies either directly to purchasers or through other securities dealers; and

      WHEREAS, the Fund and the Distributor wish to enter into an agreement with each other with respect to the offering of the Fund's Shares.

      NOW THEREFORE, the parties agree as follows:

      Section 1. Appointment of the Distributor; Offering

            (a) Subject to the terms and conditions of this Agreement, the Fund hereby appoints the Distributor as its non-exclusive distributor in connection with the distribution of the Shares, and the Distributor hereby accepts such appointment.

            (b) The Distributor agrees to use its reasonable best efforts to offer and sell Shares to investors that the Distributor reasonably believes meet the eligibility requirements set forth in the Registration Statement and to use all reasonable efforts to assist the Fund in obtaining performance by each prospective investor who submits a Subscription Agreement (as defined below).

            (c) Unless otherwise agreed by the parties hereto, Merrill Lynch Investment Managers, LLC, the Fund's investment adviser (the "Investment Adviser"), or PFPC, Inc., the Fund's administrator (the "Administrator"), shall be responsible for reviewing each Subscription Agreement to confirm that it has been completed in accordance with the instructions thereto. The Fund, the Investment Adviser and/or the Administrator, in its or their sole discretion, may return to the Distributor any Subscription Agreement that is not completed to its or their satisfaction and the Fund shall be under no obligation to accept any Subscription Agreement.

            (d) The Distributor acknowledges that Shares will be offered and sold only as set forth in the Registration Statement and the Fund's Declaration of Trust, including, without limitation, pricing of Shares, handling of investor funds, subscription dates and investor eligibility standards.


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            (e) The Fund may suspend or terminate the offering of the Shares at any time as to specific classes of investors (if such separate classes are established), as to specific jurisdictions or otherwise. Upon notice to the Distributor of the terms of such suspension or termination, the Distributor shall suspend solicitation of subscriptions for Shares in accordance with such terms until the Fund notifies the Distributor that such solicitation may be resumed.

            (f) It is acknowledged and agreed that the Distributor is not obligated to sell any specific number of Shares or to purchase any Shares for its own account. The Fund shall be entitled to appoint additional distributors.

      Section 2. Agency In offering subscriptions for Shares, the Distributor shall act solely as an agent of the Fund and not as principal.

      Section 3. Duties of the Fund

            (a) The Fund shall take, from time to time, but subject always to any necessary approval of the Board of Trustees of the Fund or of the shareholders of the Fund (the "Shareholders"), all necessary action to fix the number of authorized Shares and such steps as may be necessary to register the same under the Securities Act of 1933, as amended (the "Securities Act"), to the end that there will be available for sale such number of Shares as the Distributor reasonably may be expected to sell.

            (b) For purposes of the offering of Shares, the Fund will furnish to the Distributor copies of the Registration Statement, including the prospectus contained therein, and the subscription agreement and other documentation for use in the offering of Shares (the "Subscription Agreement"). Additional copies of such documents will be furnished to the Distributor at no cost to the Distributor in such numbers as reasonably requested. The Distributor is authorized to furnish to prospective subscribers for Shares only such information concerning the Fund and the offering as may be contained in the Registration Statement, the Fund's formation documents, or any other documents (including sales material), if approved by the Fund.

            (c) The Fund shall furnish to the Distributor copies of all financial statements of the Fund which the Distributor may reasonably request for use in connection with its duties hereunder, and this shall include, upon request by the Distributor, one certified copy of all financial statements prepared for the Fund by independent public accountants.

            (d) The Fund shall use its best efforts to qualify and maintain the qualification of the Shares for sale under the securities laws of such jurisdictions as the Distributor and the Fund may approve. Any such qualification may be withheld, terminated or withdrawn by the Fund at any time in its discretion. The expense of qualification and maintenance of qualification shall be borne by the Fund. The Distributor shall furnish such information and other material relating to its affairs and activities as may be required by the Fund in connection with such qualification.

            (e) The Fund will furnish, in reasonable quantities upon request by the Distributor, copies of annual and interim reports of the Fund.


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            (f) The Fund will furnish the Distributor with such other documents as it may reasonably require, from time to time, for the purpose of enabling it to perform its duties as contemplated by this Agreement.

      Section 4. Duties of the Distributor

            (a) The Distributor shall devote reasonable time and effort to its duties hereunder. The services of the Distributor to the Fund hereunder are not to be deemed exclusive and nothing herein contained shall prevent the Distributor from entering into like arrangements with other investment companies so long as the performance of its obligations hereunder is not impaired thereby.

            (b) In performing its duties hereunder, the Distributor shall use its best efforts in all respects to duly conform with the requirements of all applicable laws relating to the sale of securities.

            (c) The Distributor shall adopt and follow procedures, as approved by the officers of the Fund, for the confirmation of sales to investors and Selected Dealers (as defined below), the collection of amounts payable by investors and Selected Dealers on such sales, and the cancellation of unsettled transactions, as may be necessary to comply with the requirements of the NASD, as such requirements may from time to time exist.

      Section 5. Selected Dealer Agreements

            (a) The Distributor shall have the right to enter into selected dealer agreements with securities dealers of its choice ("Selected Dealers") for the sale of Shares; provided that the Distributor shall periodically inform the Fund's Board of Trustees of the nature and substance of such agreements and that the Fund shall approve the forms of agreements with such dealers. Shares sold to Selected Dealers shall be for resale by such dealers only.

            (b) Within the United States, the Distributor shall offer and sell Shares only to such Selected Dealers as are members in good standing of the NASD.

      Section 6. Fees

            (a) The Distributor is entitled to charge a placement fee to each investor on the purchase price of its Shares of up to 3.0% as specified in the Registration Statement upon acceptance of the investor's subscription for Shares by the Administrator; provided that the Distributor shall have the authority to adjust or waive the placement fee in particular cases, at its sole discretion, in consultation with the Fund or the Administrator and as generally described in the Registration Statement.

            (b) In accordance with applicable NASD Conduct Rules, the Distributor shall cap the placement fee it receives from investors at 3% of the total proceeds proposed to be received by the Fund in respect of sales of Shares registered under the Fund's registration statement on Form N-2 (which is in effect at the time the payment is proposed to be made).


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      Section 7. Payment of Expenses

            (a) The Fund shall bear all of its own costs and expenses, including fees and disbursements of its counsel and auditors, in connection with the preparation and filing of any required registration statements under the Investment Company Act, and all amendments and supplements thereto, and in connection with any fees and expenses incurred with respect to any filings with the NASD and preparing and mailing annual and interim reports and proxy materials to shareholders (including but not limited to the expense of setting in type any such registration statements, or interim reports or proxy materials).

            (b) The Fund shall bear any cost and expenses of qualification of the Shares for sale pursuant to this Agreement and, if necessary or advisable in connection therewith, of qualifying the Fund as a broker or dealer in such states of the United States or other jurisdictions as shall be selected by the Fund and the Distributor and the cost and expenses payable to each such state for continuing qualification therein until the Fund decides to discontinue such qualification.

            (c) The Distributor shall be responsible for any payments made to Selected Dealers as reimbursement for their expenses associated with payments of sales commissions to financial consultants. In addition, after the prospectuses and annual and interim reports have been prepared and set in type, the Distributor shall bear the costs and expenses of printing and distributing any copies thereof which are to be used in connection with the offering of Shares to Selected Dealers or investors pursuant to this Agreement. The Distributor shall bear the costs and expenses of preparing, printing and distributing any other literature used by the Distributor or furnished by it for use by Selected Dealers in connection with the offering of the Shares for sale to the public and any expenses of advertising incurred by the Distributor in connection with such offering.

      Section 8. Indemnification

            (a) The Fund shall indemnify and hold harmless the Distributor and each person, if any, who controls the Distributor, against any loss, liability, claim, damage or expense (including the reasonable cost of investigating or defending any alleged loss, liability, claim, damage or expense and reasonable counsel fees incurred in connection therewith), as incurred, arising by reason of any person acquiring any Shares, which may be based upon the Securities Act, or on any other statute or at common law, on the ground that any registration statement or other offering materials, as from time to time amended and supplemented, or an annual or interim report to Shareholders of the Fund, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, unless such statement or omission was made in reliance upon, and in conformity with, information furnished to the Fund in connection therewith by or on behalf of the Distributor; provided, however, that in no case
(i) is the indemnity of the Fund in favor of the Distributor and any such controlling persons to be deemed to protect the Distributor or any such controlling persons thereof against any liability to the Fund or its Shareholders to which the Distributor or any such controlling persons would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of their duties or by reason of the reckless disregard of their obligations and duties under this Agreement; or (ii) is the Fund


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to be liable under its indemnity agreement contained in this paragraph with respect to any claim made against the Distributor or any such controlling persons, unless the Distributor or such controlling persons, as the case may be, shall have notified the Fund in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim or claims that have been served upon the Distributor or such controlling persons (or after the Distributor or such controlling persons shall have received notice of such service on any designated agent), but failure to notify the Fund of any such claim shall not relieve it from any liability which it may have to the person against whom such action is brought otherwise than on account of its indemnity agreement contained in this paragraph. The Fund will be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any such liability, but if the Fund elects to assume the defense, such defense shall be conducted by counsel chosen by it and satisfactory to the Distributor, or such controlling person or persons of the Distributor. In the event the Fund elects to assume the defense of any such suit and retain such counsel, the Distributor, or such controlling person or persons of the Distributor, shall bear the fees and expenses, as incurred, of any additional counsel retained by them, but in case the Fund does not elect to assume the defense of any such suit, it will reimburse the Distributor, or such controlling person or persons of the Distributor, for the reasonable fees and expenses, as incurred, of any counsel retained by them. The Fund shall promptly notify the Distributor of the commencement of any litigation or proceedings against it or any of its officers or Trustees in connection with the issuance or sale of any of the Shares.

            (b) The Distributor shall indemnify and hold harmless the Fund and each of its Trustees and officers and each person, if any, who controls the Fund against any loss, liability, claim, damage or expense, as incurred, described in the foregoing indemnity contained in subsection (a) of this Section 8 but only with respect to statements or omissions made in reliance upon, and in conformity with, information furnished to the Fund in writing by or on behalf of the Distributor for use in connection with the Registration Statement or other offering materials, as from time to time amended, or the annual or interim reports to Shareholders. In case any action shall be brought against the Fund or any person so indemnified, in respect of which indemnity may be sought against the Distributor, the Distributor shall have the rights and duties given to the Fund, and the Fund and each person so indemnified shall have the rights and duties given to the Distributor by the provisions of subsection (a) of this
Section 8.

      Section 9. Duration and Termination of this Agreement

            (a) This Agreement shall become effective as of the date first above written and shall remain in force for two years thereafter and thereafter continue from year to year, but only so long as such continuance is specifically approved at least annually (i) by the Trustees or by the vote of a majority of the outstanding voting securities of the Fund and (ii) by the vote of a majority of those Trustees who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval.

            (b) This Agreement may be terminated at any time, without the payment of any penalty, by the Trustees or by vote of a majority of the outstanding voting securities of the Fund, or by the Distributor, on sixty days' written notice to the other party. This Agreement shall automatically terminate in the event of its assignment.


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            (c) The terms "vote of a majority of the outstanding voting securities," "assignment," and "interested person," when used in this Agreement, shall have the respective meanings specified in the Investment Company Act.

      Section 10. Amendments of this Agreement This Agreement may be amended by the parties only if such amendment is specifically approved (i) by the Trustees or by the vote of a majority of outstanding voting securities of the Fund and
(ii) by the vote of a majority of those Trustees who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval.

      Section 11. Governing Law The provisions of this Agreement shall be construed and interpreted in accordance with the laws of the State of New York as at the time in effect and the applicable provisions of the Investment Company Act. To the extent that the applicable law of the State of New York, or any of the provisions herein, conflict with the applicable provisions of the Investment Company Act, the latter shall control.


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      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written. This Agreement may be executed by the parties hereto in any number of counterparts, all of which shall constitute one and the same instrument.

                                                  MULTI-STRATEGY HEDGE ADVANTAGE

                                                  By: __________________________
                                                      Name:
                                                      Title:

                                                  FAM DISTRIBUTORS, INC.

                                                  By: __________________________
                                                      Name:
                                                      Title:


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